Exhibit 16.1

October 18, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Live Ventures Incorporated’s statements included under Item 4.01(a) of its Form 8-K filed on October 18, 2018, and we agree with such statements concerning our firm.

/s/ SingerLewak LLP